                                   EXHIBIT 11

                              STARTER CORPORATION

Statement re: Computation of Net Loss Per Share
(in thousands, except per share data)

NET LOSS PER SHARE


                                                     THREE MONTHS ENDED   THREE MONTHS ENDED
                                                       MARCH 31, 1997       MARCH 31, 1996
                                                     -------------------  -------------------
Average shares outstanding.........................        27,807,094           26,836,256
                                                     -------------------  -------------------
                                                     -------------------  -------------------
Net loss...........................................     ($      3,162)       ($      1,976)
                                                     -------------------  -------------------
                                                     -------------------  -------------------
Per share amount...................................     ($        .11)       ($        .07)
                                                     -------------------  -------------------
                                                     -------------------  -------------------